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                                                                EXHIBIT 10.7(d)

                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of January 30, 1996 by and between International Remote Imaging Systems, a California corporation ("COMPANY"), and Joseph S. Whittier, an individual ("EMPLOYEE").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. TERM OF EMPLOYMENT. The Company hereby agrees to employ Employee, and Employee hereby accepts employment with the Company, on the terms set forth in this Agreement for a period commencing as of January 30, 1996 (the "EFFECTIVE DATE") and terminating on January 30, 1997 unless terminated sooner in accordance with the provisions of Section 8 (Termination).

     2. TITLE AND DUTIES. Employee shall be a Vice President of the Company's StatSpin subsidiary and shall report to its general manager. Subject to the supervisory powers of the general manager, Employee shall be responsible for the general supervision and direction of the subsidiary's sales and marketing, customer service and technical support functions in accordance with the policies of the Company and perform such other duties as the general manager may determine from time to time. Employee will devote his full working time to the performance of his duties, primarily located in the Boston area, but is expected to travel extensively on an as-needed basis.

     3. BASE SALARY. The Company will pay Employee a base salary to be determined annually by the Compensation Committee of the Board of Directors, and in no event less than $3,076.92 paid biweekly.

     4. BONUSES. The minimum bonus of $7,000 guaranteed by StatSpin for the first year of Employee's current employment will be honored and paid no later than March 31, 1996. Thereafter, the Employee shall participate in the Management Incentive Bonus program as administered by the Compensation Committee.

     5. STOCK OPTIONS. The Employee shall be eligible to participate in Company's 1994 Stock Option Plan, and will receive an initial grant of 8,000 shares at the Company's first Board of Directors meeting after the Effective Date at then fair market value, with vesting of 4,000 shares at 6 months and the remaining 4,000 shares at one year.

     6. STOCK PURCHASES. The Employee shall be eligible to participate in the Company's Employee Stock Purchase Plan.

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     7.   BENEFITS.  The Company will continue to provide Employee with

          a. The current insurance benefits he is receiving from StatSpin Technologies;

          b.   Participation in the Company's 401(k) retirement plan;

          c. Reimbursement for one airline club membership and membership in the Biomedical Marketing Association;

          d. Paid vacation of 3 weeks in accordance with Employee's Original Contract with StatSpin Technologies;

          e. Paid holidays and sick leave in accordance with the Company's policies;

     8. TERMINATION. The Company and Employee acknowledge that the employment relationship created by this Agreement is "at-will" and may be terminated at any time by either party without cause. In the event of such termination, the Company shall pay employee (i) a pro rata portion of any cash bonus for the year (payable in the ordinary course when such bonus is otherwise due) and (ii) a lump sum cash amount for all accrued and unused vacation time. If the Company terminates Employee's employment without cause on or before the first anniversary of the Effective Date, the Company shall also continue to pay Employee his base salary and all benefits for the remainder of the term of this Agreement. For purposes of this Agreement, the Company shall be deemed to have terminated Employee "with cause" if such termination is based primarily upon any of the following:

          a. Employee's continued failure to follow the reasonable instructions of the general manager of the StatSpin subsidiary;

          b. Employee's breach of any material provision of this Agreement (or the Employee Acknowledgment, Invention and Secrecy Agreement referred to in
Section 9) after written notice and a reasonable opportunity to cure;

          c. Employee's final conviction (after exhaustion of appeals) of, or plea of nolo contendere or guilty to, a felony; or

          d.   Any criminal theft from the Company.

     The Company shall not have any obligation to make any payment or provide any benefit under this Section 8 unless and until Employee executes a written agreement, in form and substance reasonably satisfactory to the Company, releasing Company (and its officers, directors, employees, agents, affiliates, successors and assigns) from any and all liability and claims in connection with the termination of Employee's employment.

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     9.   CONFIDENTIALITY, INVENTIONS AND RELATED MATTERS.  Employee will sign and deliver to the Company a copy of the Company's standard form "Employee Acknowledgment, Invention and Secrecy Agreement".

     10.  GENERAL.

          10.1 COMPLETE AGREEMENT. This Agreement and any agreements referred to herein or executed contemporaneously herewith constitute the entire agreement and understanding between the parties to this Agreement and supersede all prior and contemporaneous negotiations and understandings between the parties, whether oral or written. In the event of any inconsistency between this Agreement and the Employee Acknowledgment, Invention and Secrecy Agreement referred to in
Section 9, this Agreement shall control.

          10.2 AMENDMENTS, WAIVERS, ETC. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms, conditions or covenants hereof may be waived, only by a written instrument executed by both parties to this Agreement, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof will in no manner affect its right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in the Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

          10.3 NOTICES. Unless otherwise specifically permitted by this Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, facsimile, telegram, or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and shall initially be:

               (i)  To the Company:

                    International Remote Imaging Systems, Inc.
                    9162 Eton Avenue
                    Chatsworth, CA  91311
                    Attn:  F. H. Deindoerfer, Chairman

               (ii) To the Employee:

                    StatSpin Technologies
                    85 Morse Street
                    Norwood, MA  02062
                    Attn:  Joseph S. Whittier

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          Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

          10.4 ASSIGNMENT: SUCCESSORS AND ASSIGNS. Employee may not assign any of his rights or obligations under this Agreement. The Company may not assign any of its rights or obligations under this Agreement EXCEPT in connection with any sale, transfer or other disposition of all or substantially all of its or StatSpin's business and assets, whether by merger, purchase of stock or assets or otherwise. This Agreement will be binding upon, and will inure to the benefit of, the respective successors and permitted assigns of the parties.

          10.5 SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provisions or portions of the Agreement will remain in full force and effect.

          10.6 ADDITIONAL DOCUMENTS AND ACTIONS. Employee and Company agree to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out the intent of this Agreement.

          10.7 HEADINGS. The headings in this Agreement are included solely for convenience of reference and are not intended to affect or control the meaning or interpretation of any of the provisions of the Agreement.

          10.8 ARBITRATION AS EXCLUSIVE REMEDY. Any dispute or controversy arising out of or relating to this Agreement or the employment relationship between the parties shall be settled by arbitration in Boston, Massachusetts, but otherwise in accordance with the provisions of the Employee Acknowledgment, Invention and Secrecy Agreement referred to in Section 9.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              "THE COMPANY"


                              By:  /s/ Fred H. Deindoerfer
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                              "THE COMPANY"


                              By:  /s/ Joseph S. Whittier
                                 -----------------------------------------------

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